EXHIBIT 99.1

IMMEDIATE RELEASE

Concurrent Announces Share Repurchase Plan

ATLANTA, GA – 24 June 2008 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand and real-time Linux computing technology, today announced that its Board of Directors has authorized the repurchase of up to $2.5 million of the Company's common stock.

"We consider a repurchase of our shares to be a sound investment" stated Dan Mondor, president and CEO of Concurrent. "The repurchase authorization by our Board of Directors reflects our confidence in the markets that we serve, in the future of Concurrent and also represents our continued commitment to pursue opportunities to create shareholder value."

Under the share repurchase program, the company may repurchase shares from time to time at the discretion of a stock repurchase committee in accordance with applicable securities laws in the open market or in privately negotiated transactions.  Repurchases will depend upon market conditions and other factors, and repurchases may be commenced or suspended from time to time at the Company’s discretion, without prior notice.  The Company does not intend to repurchase any shares from its management, directors or other insiders.

About Concurrent

Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets.  For over 40 years, Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD).  Concurrent’s Everstream line of advanced reporting and monitoring tools measures the effectiveness of interactive television for over 25 million digital cable subscribers.  Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 26 countries.  Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable.  For more information, please visit www.ccur.com.

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Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward looking statements include, among others, statements regarding our expectations regarding the timing and exact amount of share repurchases.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Such risks and uncertainties include our ability to meet customer schedules and demands and deployment and integration goals.

Important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on August 31, 2007, and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

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Concurrent Computer Corporation, its logo, and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.

Concurrent
Kirk L. Somers, Executive Vice President
Phone:	(678) 258-4000
Email:	investor.relations@ccur.com

Concurrent
Becky Biggs – Media Relations
GCI Group
Phone:	(404) 260-3510
Cell:	(404) 262-8763
Email:	rbiggs@gcigroup.com